Exhibit 99.1

Corixa and Genesis Research provide update on PVAC Treatment program
12/22/2003

Seattle and Auckland, New Zealand, December 22, 2003 — Corixa Corp. (Nasdaq: CRXA) and Genesis Research and Development Corporation Ltd (NZSE/ASX: GEN) today announced that the companies have discontinued the development of PVAC™ treatment, a product candidate for the treatment of psoriasis. The decision follows the recent completion of a randomized and placebo controlled clinical trial of PVAC in mild to moderate psoriasis patients that examined different dosages and durations of therapy. This trial confirmed that PVAC therapy failed to provide a statistically significant increase in the percentage of patients achieving a 75 percent reduction in psoriasis area and severity index (PASI) score as compared to placebo treated patients. In addition, results of a clinical trial in which PVAC treatment was provided to patients in advance of standard ultraviolet light therapy failed to demonstrate a significant clinical benefit of PVAC over and above that manifested by ultraviolet light therapy alone.

“The results of the randomized and placebo controlled trials do not justify further investment of resources in PVAC product development,” stated Steven Gillis, Ph.D., chairman and chief executive officer of Corixa. “We appreciate the efforts of the investigators involved in these studies as well as the support of our development partners, Medicis and Zenyaku Kogyo. While we would have preferred a different outcome, we thoroughly explored the potential utility of PVAC in this indication and we are confident that we have made the right decision.”

About Corixa
 Corixa is a developer of immunotherapeutics with a commitment to treating and preventing cancer and infectious diseases by understanding and directing the immune system. On June 30, 2003, Corixa announced that the FDA approved BEXXAR for the treatment of patients with CD20 positive, follicular, NHL, with and without transformation, whose disease is refractory to Rituximab and has relapsed following chemotherapy.

Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a standalone basis. In addition to BEXXAR, Corixa currently has multiple programs in clinical development, including several product candidates that have advanced to and through late stage clinical trials. The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, with additional operations in Hamilton, Mont., and South San Francisco. For more information, please visit Corixa’s Web site at http://www.corixa.com.

About Genesis
 Founded in 1994, Genesis is a New Zealand-based biotechnology company. It has built a broad genomic platform for the development of innovative products in health. Genesis partners with industry leaders to develop products that have global market potential through the mining of its extensive microbe, plant and mammalian EST databases for cellular regulators that may be used as therapeutics.

Genesis focuses on immunotherapeutics for immune diseases and cancer and has an extensive patent portfolio. It has a potential product in a Phase II Clinical Trial for the treatment of atopic dermatitis (eczema) with additional programs for cancer in preclinical development. Collaborations are maintained with Amgen Inc. (NASDAQ:AMGN), Corixa Corporation (NASDAQ:CRXA), SR Pharma (LSE:SPA), Jurox Pty Ltd, EvoGenix Pty Ltd, and AgResearch.

AgriGenesis Biosciences Ltd is a wholly owned subsidiary of Genesis that is focused on using key plant cell signaling genes — novel hormones and transcription factors — to control commercial traits including growth rates and wood fiber quality in trees, nutritional content of forage grasses, flowering control, salt and cold tolerance. It has developed comprehensive plant EST databases including the world’s largest EST database for commercial forestry species. It has research collaborations with ArborGen LLC, Wrightson (NZSE: WRI), HortResearch, and Landcare Research. For more information, please visit www.genesis.co.nz.

Corixa Forward-Looking Statements
 This press release contains forward-looking statements, including statements regarding the development of PVAC treatment and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa’s actual results include, but are not limited to, the “Factors Affecting Our Operating Results, Our Business and Our Stock Price,” described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.